  Exhibit 99.1

Morinda Holdings, Inc. and Subsidiaries Consolidated Financial Statements as of and for the Years Ended December 31, 2017 and 2016, and Independent Auditors’ Report

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1–2

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2017 AND 2016:

Balance Sheets	3–4

Statements of Income	5

Statements of Comprehensive Income	6

Statements of Shareholders’ Equity	7

Statements of Cash Flows	8–9

Notes to Consolidated Financial Statements	10-22

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Morinda Holdings, Inc. and Subsidiaries

American Fork, Utah

We have audited the accompanying consolidated financial statements of Morinda Holdings, Inc. and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

 Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Morinda Holdings, Inc. and its subsidiaries as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

June 21, 2018

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$42,088,306	$33,262,343
Certificates of deposit	215,961	555,775
Accounts receivable—net	4,389,867	3,282,766
Other receivables	937,761	1,015,607
Inventories	20,906,169	20,319,693
Prepaid expenses and other assets	4,282,640	4,389,228

Total current assets	72,820,704	62,825,412

PROPERTY, PLANT AND EQUIPMENT—Net	42,658,637	41,652,312

RESTRICTED CASH	3,291,845	3,100,837

OTHER NONCURRENT ASSETS	2,643,153	2,505,101

DEFERRED INCOME TAX ASSETS—Net	1,036,322	1,000,762

TOTAL	$122,450,661	$111,084,424

		(Continued)

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$6,317,012	$6,788,715
Accrued commissions	10,237,193	9,024,705
Accrued liabilities	13,296,418	12,449,949
Current portion of notes payable	1,287,600	1,367,649
Income taxes payable	1,368,093	1,855,525
Other liabilities	1,957,679	3,150,362

Total current liabilities	34,463,995	34,636,905

NOTES PAYABLE—Net of current portion	2,575,200	3,727,950

OTHER NONCURRENT LIABILITIES	5,931,780	5,778,483

DEFERRED INCOME TAX LIABILITIES—Net	1,620,088	1,459,671

Total liabilities	44,591,063	45,603,009

COMMITMENTS AND CONTINGENCIES
(Notes 7, 8, 10 and 11)

SHAREHOLDERS’ EQUITY:
Common stock—no par value; 100,000,000 shares
authorized, and 43,216,216 issued and
outstanding at December 31, 2017 and 2016	29,292,021	29,292,021
Accumulated other comprehensive income	4,108,270	875,759
Retained earnings	44,459,307	35,313,635

Total shareholders’ equity	77,859,598	65,481,415

TOTAL	$122,450,661	$111,084,424

See notes to consolidated financial statements.		(Concluded)

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

REVENUES—Net	$229,152,602	$227,186,676

COST OF SALES	44,943,671	47,090,870

GROSS PROFIT	184,208,931	180,095,806

OPERATING EXPENSES:
Commission expense	88,823,210	87,928,593
Selling, general, and administrative expenses	79,415,975	76,708,501
Foreign currency (gains) losses—net	(530,099)	681,065

Total operating expenses	167,709,086	165,318,159

INCOME FROM OPERATIONS	16,499,845	14,777,647

OTHER INCOME (EXPENSE):
Interest income	199,221	174,650
Interest expense	(48,143)	(154,050)
Other—net	217,251	(953,321)

Total other income (expense)—net	368,329	(932,721)

INCOME BEFORE INCOME TAX EXPENSE	16,868,174	13,844,926

INCOME TAX EXPENSE	4,881,875	4,256,489

NET INCOME	$11,986,299	$9,588,437

See notes to consolidated financial statements.

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

NET INCOME	$11,986,299	$9,588,437

FOREIGN CURRENCY TRANSLATION
ADJUSTMENTS (NET OF TAX)	3,242,884	(681,884)

DEFINED BENEFIT PENSION PLANS (NET OF TAX)	(10,373)	(27,152)

Total other comprehensive gain (loss)	3,232,511	(709,036)

TOTAL COMPREHENSIVE INCOME	$15,218,810	$8,879,401

See notes to consolidated financial statements.

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

			Accumulated
			Other
	Common Stock		Comprehensive Income	Retained
	Shares	Amount	(Loss)	Earnings	Total

BALANCE—January 1, 2016	43,216,216	$29,292,021	$1,584,795	$27,885,380	$58,762,196
Net income				9,588,437	9,588,437
Other comprehensive loss—net of
tax			(709,036)		(709,036)
Dividends				(2,160,182)	(2,160,182)
BALANCE—December 31, 2016	43,216,216	29,292,021	875,759	35,313,635	65,481,415
Net income				11,986,299	11,986,299
Other comprehensive income—net
of tax			3,232,511		3,232,511
Dividends				(2,840,627)	(2,840,627)
BALANCE—December 31, 2017	43,216,216	$29,292,021	$4,108,270	$44,459,307	$77,859,598

See notes to consolidated financial statements.

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,986,299	$9,588,437
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	2,540,957	2,905,302
Provision for doubtful accounts	122,382	154,196
Gain on sale of property, plant, and equipment	(130,849)	(110,130)
Deferred income taxes	150,269	(214,775)
Foreign currency remeasurement (gains) losses	(530,099)	681,065
Changes in assets and liabilities:
Accounts receivable	(1,229,483)	1,073,065
Other receivables	73,734	545,664
Inventories	(870,505)	1,648,902
Prepaid expenses and other assets	33,270	(501,489)
Other noncurrent assets	19,220	440,207
Accounts payable	(240,145)	(152,120)
Accrued commissions	1,212,488	(399,665)
Accrued liabilities	793,673	(694,791)
Income taxes payable	(487,432)	622,406
Other liabilities	(1,192,683)	848,309
Other noncurrent liabilities	265,706	525,993

Net cash provided by operating activities	12,516,802	16,960,576

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(1,946,293)	(2,542,794)
Proceeds from sale of property, plant, and equipment	228,734	349,517
Change in certificates of deposit	339,814	250,189
Change in restricted cash		(19,437)

Net cash used in investing activities	(1,377,745)	(1,962,525)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable	(1,075,092)	(1,740,586)
Dividends	(2,840,627)	(2,160,182)

Net cash used in financing activities	(3,915,719)	(3,900,768)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	1,602,625	(523,369)

NET INCREASE IN CASH AND CASH EQUIVALENTS	8,825,963	10,573,914

CASH AND CASH EQUIVALENTS—Beginning of year	33,262,343	22,688,429

CASH AND CASH EQUIVALENTS—End of year	$42,088,306	$33,262,343

		(Continued)

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash
paid during the year for:
Interest	$47,888	$153,568

Income taxes	$6,206,351	$2,663,627

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
FINANCING ACTIVITIES:
Property plant, and equipment purchases included in
accounts payable	$11,376	$242,934

See notes to consolidated financial statements.		(Concluded)

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

1.
BUSINESS OPERATIONS

Morinda Holdings, Inc. and subsidiaries (collectively, the “Company”) is primarily engaged in the development, manufacturing, and marketing of Tahitian Noni® Juice, MAX and other noni beverages (the Company’s primary products) as well as other nutritional, cosmetic and personal care products. The majority of the Company’s products have a component of the Noni plant, Morinda Citrifolia, (“Noni”) as a common element. The Company primarily sells and distributes its products to an independent sales force through a network marketing arrangement.

The Company is based in the United States and markets and sells its products in more than 60 countries throughout the world.

Domestically, the Company is subject to regulation from a number of governmental agencies, including the U.S. Food and Drug Administration; Federal Trade Commission; Consumer Product Safety Commission; federal, state, and local taxing agencies; and others. The Company is also subject to regulations from a number of foreign government agencies.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—The accompanying consolidated financial statements include the financial statements of Morinda Holdings, Inc., and its wholly owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates in Preparing Consolidated Financial Statements—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“generally accepted accounting principles” or GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include sales returns and allowances, inventory obsolescence, contingencies, the valuation and recoverability of long-lived tangible assets, and income and other taxes. Actual results may differ from current estimates and those differences may be material.

Cash and Cash Equivalents—The Company considers all highly liquid short-term investments with remaining maturities of three months or less at the date of acquisition by the Company to be cash equivalents.

The Company’s cash and cash equivalents balances by country as of December 31, 2017 and 2016, consisted of the following:

	2017	2016

Cash and cash equivalents:
China	$22,003,076	$12,683,877
Japan	5,834,582	7,280,774
United States	10,113,924	9,390,650
Other	4,136,724	3,907,042
Total cash and cash equivalents	$42,088,306	$33,262,343

Restricted Cash—Restricted cash represents long-term cash deposits held in a bank for a foreign governmental agency to enable the Company to maintain its direct selling license to do business in that foreign country.

Certificates of Deposit—Certificates of deposit are unrestricted and have a remaining maturity date of less than one year.

Fair Value Measurements—The Company records certain financial instruments at fair value. The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements do not include transaction costs. This accounting guidance establishes a fair value hierarchy used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1—Quoted market prices in active markets for identical assets or liabilities

Level 2—Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3—Unobservable inputs that are not corroborated by market data

The fair values of the Company’s cash and cash equivalents, certificates of deposit, restricted cash, interest rate swap and notes payable approximate their carrying values as of December 31, 2017 and 2016. The Company’s interest rate swap is recorded at fair market value and has been classified as a Level 2 investment. The Company had no nonrecurring assets and liabilities measured at fair value as of December 31, 2017 and 2016.

Inventories—Inventories consist of the costs associated with the purchase of raw materials and the manufacturing and transportation of products. Inventories are stated at the lower of cost or net realizable value using the first-in, first-out method.

Property, Plant, and Equipment—Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets and approximated $2,541,000 and $2,905,000 for the years ended December 31, 2017 and 2016, respectively. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term. The straight-line method is generally followed for depreciation purposes.

Expenditures that significantly improve or extend the life of an asset are capitalized. The costs of routine repairs and maintenance are charged to expense as incurred.

Impairment of Long-Lived Assets—The Company evaluates the carrying value of long-lived assets based upon current and anticipated undiscounted cash flows and recognizes an impairment when such estimated cash flows will be less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value. There were no impairments in 2017 and 2016.

Comprehensive Income—Comprehensive income represents changes in shareholders’ equity resulting from transactions other than shareholder investments and distributions. Included in accumulated other comprehensive income are changes in equity that are excluded from the Company’s net income, specifically, gains and losses on foreign currency translation adjustments and applicable amounts associated with the Company’s defined benefit pension plans (see Note 8 and 13).

Intercompany Receivables—As of December 31, 2017 and 2016, the Company has approximately $20,950,000 of intercompany receivables due from certain foreign entities classified as long-term as management does not believe that these balances will be settled in the foreseeable future. These balances have been eliminated in consolidation; however, all translation gains/losses on these intercompany balances are recorded in other comprehensive income.

Income Taxes—Income taxes on net earnings taxed by the United States and various states in which the Company does business are generally payable personally by the shareholders pursuant to an election under Subchapter S of the Internal Revenue Code. Accordingly, no provision has been made for U.S. federal income taxes.

The Company is required to pay taxes to the appropriate governmental entities on profits derived from international operations, including foreign withholding taxes imposed on the repatriation of earnings of the Company’s foreign subsidiaries and withholding taxes imposed on royalty payments. The Company has provided for foreign withholding on distributed earnings and on undistributed earnings for certain foreign subsidiaries where there is no intent to permanently reinvest such earnings. As of December 31, 2017 and 2016, the Company has no undistributed earnings from foreign subsidiaries that are indefinitely reinvested. The Company is also responsible for certain state income taxes assessed in states that do not recognize the federal Subchapter S (“S-Corporation”) election and for state franchise tax or other taxes assessed at the Company level. The Company’s provision for income taxes includes such taxes.

The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes are provided for temporary differences in the basis of assets and liabilities as reported for financial statement purposes and income tax purposes. The Company also records a valuation allowance for certain tax assets and loss carryforwards when management determines that it does not believe that such assets will more likely than not be realized. The Company also evaluates and records tax contingencies for unrecognized tax benefits.

As of December 31, 2017 and 2016, approximately $360,000 and $597,000, respectively, was recorded for unrecognized tax benefits, which are included in other noncurrent liabilities in the consolidated balance sheets. The Company accounts for interest and penalties related to unrecognized tax benefits as part of the income tax provision (see Note 10).

Revenue Recognition—Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectability is reasonably assured. These criteria are typically met when the product is delivered and when title and the risk of ownership passes to the customer. Payments received for undelivered or back-ordered products are recorded as deferred revenue and are included in other current liabilities.

Sales for an internet subscription are recognized as revenue ratably over the requisite service period.

Revenue includes gross sales price, less estimated returns and allowances for which provisions are made at the time of sale and less certain other discounts, allowances, and personal rebates that are accounted for as a reduction from gross sales.

Shipping and handling charges that are billed to customers are included as a component of revenue and costs incurred by the Company for shipping and handling charges are included in cost of sales.

The Company accounts for volume rebates made to its independent product consultants “IPCs” as a reduction of revenue. Personal volume rebates totaled approximately $8,070,000 and $7,845,000 during 2017 and 2016, respectively.

Deferred Revenue—The Company’s policy is to defer revenue related to distributor convention fees, payments received on products ordered in the current year but not delivered until the subsequent year, initial IPC fees, IPC renewal fees and internet subscription fees until the products or services have been provided. These amounts are included in accrued liabilities in the consolidated balance sheets.

Accrued Marketing Events Costs—The Company accrues expenses for incentive trips associated with its direct sales marketing program, which rewards certain IPCs with paid attendance at its conventions, meetings, and retreats. Expenses associated with incentive trips are accrued over qualification periods as they are earned. The Company specifically analyzes incentive trip accruals based on historical and current sales trends as well as contractual obligations when evaluating the adequacy of the incentive trip accrual. Actual results could result in liabilities being more or less than the amounts recorded. The Company has accrued approximately $4,585,000 and $3,706,000 at December 31, 2017 and 2016, respectively, for these incentives, and such amounts are included in accrued liabilities in the consolidated balance sheets.

Foreign Currency—A majority of the Company’s business operations occur outside the United States. The local currency of each of the Company’s international subsidiaries and branches is used as its functional currency. All assets and liabilities are translated into U.S. dollars at exchange rates existing at the consolidated balance sheet date, and revenues and expenses are translated at monthly average exchange rates. The resulting foreign currency translation net adjustments are recorded in accumulated other comprehensive income (AOCI) as a separate component of shareholders’ equity in the consolidated balance sheets, except for remeasurement gains (losses) on short-term intercompany borrowings, which are recognized in the consolidated statements of income. The foreign currency gains (losses) recognized in the consolidated statements of income were approximately $530,000 and $(681,000) in 2017 and 2016, respectively.

Derivative Financial Instruments—The Company holds a derivative financial instrument in the form of an interest rate swap. The Company uses interest rate swaps to economically convert variable interest rate debt to a fixed rate. The Company has not designated these derivatives as hedging instruments. The interest rate swaps are recorded in the accompanying consolidated financial statements at their fair value with the unrealized gains/losses recorded in interest expense. The amount of unrealized loss from interest rate swaps at December 31, 2017 and 2016, was approximately $74,000 and $127,000, respectively, and is included in other noncurrent liabilities in the consolidated balance sheets. At December 31, 2017, the Company had one contract for an interest rate swap with a total notional amount of $3,862,800.

Research and Development—All research and development costs are expensed as incurred. Total research and development expenses were approximately $3,800,000 and $6,000,000 for the years ended December 31, 2017 and 2016, respectively, and are included in selling, general, and administrative expenses in the consolidated statements of income.

Recent Accounting Pronouncements—In November 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires the Company to include in its cash and cash-equivalent balances in the statement of cash flows, those amounts that are deemed to be restricted cash and restricted cash equivalents. In addition, the Company is required to explain the changes in the combined total of restricted and unrestricted balances in the statement of cash flows. ASU 2016-18 is effective for fiscal years beginning after December 15, 2017, where the guidance should be applied using a retrospective transition method to each period presented. Early adoption is permitted. The Company is currently evaluating the impact on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires leases to be recognized in the statement of financial position. The standard is effective for reporting periods beginning after December 15, 2019, with early adoption permitted. The provisions of this guidance are to be applied using a modified retrospective approach. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

In May 2014, the FASB issued authoritative guidance amending the FASB Accounting Standards Codification and creating a new Topic 606, Revenue from Contracts with Customers. The new guidance clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP applicable to revenue transactions. This guidance provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The existing industry guidance will be eliminated when the new guidance becomes effective and annual disclosures will be substantially revised. The amendments in the new guidance are effective for annual reporting periods beginning after December 15, 2018. The Company is not expecting to early adopt this guidance and is currently evaluating the effect of adoption of this guidance on its financial statements.

3.
INVENTORIES

Inventories at December 31, 2017 and 2016, consisted of the following:

	2017	2016

Raw materials	$6,951,539	$6,999,034
Work in process	835,144	808,164
Finished goods	13,119,486	12,512,495
Total	$20,906,169	$20,319,693

4.
PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment at December 31, 2017 and 2016, consisted of the following:

	Expected
	Useful Life
	(Years)	2017	2016

Computer and telephone equipment	3–5	$5,368,430	$5,448,211
Machinery and equipment	5–7	12,812,055	12,202,227
Software	3	811,799	1,066,007
Office furniture and other equipment	5–7	4,058,042	4,719,590
Leasehold improvements	1–18	12,437,271	11,779,251
Buildings and improvements	38–40	25,046,808	23,334,596
Transportation equipment	5	2,155,253	1,974,284
Land		17,633,808	17,018,213
Other		65,334	280,628
		80,388,800	77,823,007
Less accumulated depreciation and
amortization		(37,730,163)	(36,170,695)
Property, plant, and equipment—net		$42,658,637	$41,652,312

5.
ACCRUED LIABILITIES

Accrued liabilities at December 31, 2017 and 2016, consisted of the following:

	2017	2016

Accrued payroll	$3,714,712	$3,180,589
Deferred revenue	2,143,656	2,673,953
Accrued marketing events	4,585,009	3,705,632
Restructuring		100,000
Other	2,853,041	2,789,775

Total	$13,296,418	$12,449,949

6.
NOTES PAYABLE

Notes payable at December 31, 2017 and 2016, consisted of the following:

Note payable to a foreign bank, TIBOR plus .7% interest
rate (.76%) at December 31, 2017; quarterly
principal payments of $321,900, plus interest;
payable in Japanese yen and collateralized by
buildings and land (through the use of an interest
rate swap, the interest rate is fixed at 1.97%)	$3,862,800	$4,970,600

Note payable to a bank, 3.35% interest rate, monthly
principal and interest payments through March 2017;
collateralized by equipment	-	124,999
Total notes payable	3,862,800	5,095,599
Less current portion	(1,287,600)	(1,367,649)
Long-term notes payable	$2,575,200	$3,727,950

Future maturities of notes payable as of December 31, 2017, are as follows:

Years Ending December 31
2018	$1,287,600
2019	1,287,600
2020	1,287,600

Total	$3,862,800

7.
COMMITMENTS AND CONTINGENCIES

Operating Leases—The Company is obligated under operating leases for warehouse space, office space, equipment and vehicles. Lease expense was approximately $6,213,000 and $5,922,000 for the years ended December 31, 2017 and 2016, respectively.

Future minimum lease payments under noncancelable operating leases as of December 31, 2017, are summarized as follows:

Years Ending December 31

2018	$5,827,106
2019	4,370,995
2020	2,554,721
2021	1,579,340
2022	1,427,772
Thereafter	3,590,864
Total	$19,350,798

Contingencies—The Company’s operations are subject to numerous governmental rules and regulations in each of the countries it does business. These rules and regulations include a complex array of tax and customs regulations as well as restrictions on product ingredients and claims, the commissions paid to the Company’s IPCs, labeling and packaging of products, conducting business as a direct-selling business, and other facets of manufacturing and selling products. In some instances, the rules and regulations may not be fully defined under the law or are otherwise unclear in their application. Additionally, laws and regulations can change from time to time, as can their interpretation by the courts, administrative bodies, and the tax and customs authorities in each country. The Company actively seeks to be in compliance, in all material respects, with the laws of each of the countries in which it does business and expects its IPCs to do the same. The Company’s operations are often subject to review by local country tax and customs authorities and inquiries from other governmental agencies. No assurance can be given that the Company’s compliance with governmental rules and regulations will not be challenged by the authorities or that such challenges will not result in assessments or required changes in the Company’s business that could have a material impact on its business, consolidated financial statements and cash flow.

The Company has various non-income tax contingencies in several countries. Such exposure could be material depending upon the ultimate resolution of each situation. At December 31, 2017 and 2016, the Company has recorded a liability under Accounting Standards Codification (ASC) 450, Contingencies, of approximately $915,000 and $1,130,000, respectively.

Legal Proceedings—As part of normal business operations, the Company from time to time is involved in litigation and other disputes. The Company is currently not involved in any legal matters with a reasonably possible exposure at December 31, 2017. Management does not currently anticipate that any pending litigation or dispute against the Company will have a materially adverse effect on the business, operations, or consolidated financial condition of the Company.

Guarantee Deposits—To comply with Korean law, as of December 31, 2017 and 2016, approximately $469,000 and $415,000, respectively, of deposits were provided as collateral to Direct Selling Mutual Aid Co. for guarantee of IPC product returns. Additionally, in Korea, as of December 31, 2017 and 2016, approximately $492,000 and $436,000, respectively, of deposits were provided as collateral to credit card companies for guarantee of IPC payments. Such collateral consists of deposits included in other noncurrent assets in the consolidated balance sheets at December 31, 2017 and 2016.

8.
RETIREMENT BENEFITS

Employee Contribution Plans—The Company has an employee benefit plan under Section 401(k) of the Internal Revenue Code. This plan covers all employees who are U.S. employees. Employees are eligible to participate in the plan at the beginning of the first full quarter following commencement of employment. The Company matches contributions up to 3% of the participating employee’s compensation. The Company’s matching contributions vest over four years with 0% vested through the end of the first year of service and 33% vesting evenly in years two through four. Total contributions by the Company to the plan were approximately $391,000 and $402,000 for the years ended December 31, 2017 and 2016, respectively. The Company also makes contributions to employee contribution plans in various other countries in which it operates. For the years ended December 31, 2017 and 2016, total contributions by the Company to foreign employee contribution plans were approximately $981,000 and $999,000, respectively.

Foreign Retirement Benefit Plan—The Company has an unfunded retirement benefit plan in the Company’s Japanese branch that entitles substantially all employees in Japan, other than directors, to retirement payments. The Company also has an unfunded retirement benefit plan in Indonesia that entitles all permanent employees to retirement payments.

Employees whose service with the Japanese branch is terminated are, under most circumstances, entitled to retirement benefits determined by reference to basic rates of pay at the time of termination, years of service, and conditions under which the termination occurs. If the termination is involuntary or caused by retirement at the mandatory retirement age of 65, the employee is entitled to a greater payment than in the case of voluntary termination.

Employees in Indonesia whose service is terminated are, under most circumstances, entitled to retirement benefits determined by reference to basic rates of pay at the time of termination, years of service and conditions under which the termination occurs.

The unfunded benefit obligation for the defined benefit pension plans is measured at December 31 in each fiscal year. The total accrued obligation at December 31, 2017 and 2016, was approximately $2,598,000 and $2,425,000, respectively. Such amounts are included in other noncurrent liabilities. The expense related to these plans for 2017 and 2016 was $274,000 and $258,000, respectively. Actual retirement payments during 2017 and 2016 were not significant.

9.
CAPITAL STOCK

The Company’s authorized capital stock consists of 100,000,000 shares of no par common stock. All of the common stock has the same voting rights and there are no conversion rights associated with the shares.

10.
INCOME TAXES

The Company is taxed under the provisions of Subchapter S of the Internal Revenue Code. As an S-Corporation, the Company is generally not liable for federal and state income taxes. The Company’s income is allocated to its shareholders who are responsible for paying the tax on such income. The Company makes cash distributions to the shareholders, which are considered sufficient to pay the tax liabilities the shareholders incur as a result of the S-Corporation election.

The Company is subject to certain state income and franchise taxes that are assessed at the Company level. State income and franchise tax benefit of $20,000 and tax expense of $43,000 was recorded in 2017 and 2016, respectively.

The Company has numerous foreign subsidiaries that are subject to the statutory income tax in their respective tax jurisdictions. The Company has recorded income tax expense attributable to foreign operations of approximately $4,110,000 and $3,865,000 in 2017 and 2016, respectively. In addition, the Company has recorded foreign withholding tax expense associated with intercompany dividend and royalty payments made to the U.S. parent company. Foreign withholding tax expense of approximately $792,000 and $349,000 was recorded in 2017 and 2016, respectively.

The Company’s tax expense for the years ended December 31, 2017 and 2016, is as follows:

	2017	2016

Current	$4,731,606	$4,471,264
Deferred	150,269	(214,775)
Total	$4,881,875	$4,256,489

The difference between the income tax expense reported and amounts computed by applying the statutory federal rate of 35% to pretax income for 2017 and 2016 primarily relates to domestic operations that are not subject to income tax due to the Company’s S-Corporation status, taxes required in foreign jurisdictions that are taxed at different statutory rates, and valuation allowances recorded on tax benefits from operating losses in foreign jurisdictions.

Deferred tax assets (liabilities) at December 31, 2017 and 2016, consist of the following:

	2017	2016

Deferred tax assets:
Inventory reserves	$85,785	$55,964
Accounts payable	1,135	987
Accrued liabilities	1,185,662	1,393,987
Accrued pension costs	985,816	900,947
Property, plant, and equipment	286,848	307,615
Other	154,487	189,995
Foreign net operating loss carryforwards	5,125,455	7,147,228
Valuation allowance	(5,178,287)	(7,513,090)
Total deferred tax assets	2,646,901	2,483,633
Net deferred tax liabilities:
Property, plant, and equipment	(2,317,842)	(2,339,377)
Foreign withholdings	(800,000)	(535,000)
Accrued pension costs	(69,966)	(68,127)
Other	(42,859)	(38)
Total deferred tax liabilities	(3,230,667)	(2,942,542)
Net deferred tax liability	$(583,766)	$(458,909)

Management has provided a valuation allowance of approximately $5,178,000 and $7,503,000 as of December 31, 2017 and 2016, respectively, related to certain international subsidiaries’ net deferred income tax assets for which management does not believe it is more likely than not that they will be realized. The valuation allowance decreased by $2,335,000 and $1,116,000 during the years ended December 31, 2017 and 2016, respectively. At December 31, 2017, the Company had net operating loss carryforwards for foreign income tax purposes of approximately $24,335,000, of which $24,306,000 is offset by a valuation allowance. Generally, the tax net operating losses will begin to expire at various dates starting in 2018 through 2035. However, in certain jurisdictions, many of the net operating loss carryforwards have no expiration dates. The foreign tax credit carryforwards have no expiration date.

The Company’s liability for unrecognized tax benefits decreased by $237,000 and increased by $132,000 in 2017 and 2016, respectively. The decrease primarily relates to the withholding tax on commissions paid outside of Chile. The Company does not anticipate that unrecognized tax benefits will significantly increase or decrease within 12 months of the reporting date.

11.
CONCENTRATIONS OF RISK

The Company’s Tahitian Noni® Juice, MAX and other noni beverage products constitute a significant portion of overall sales, accounting for approximately 87% and 88% of retail sales for the years ended December 31, 2017 and 2016, respectively. If consumer demand for these products decreases significantly or if the Company ceases to offer these products without a suitable replacement, the Company’s consolidated financial condition and operating results would be adversely affected.

A substantial portion of the Company’s business is conducted in foreign markets, exposing it to the risks of trade or foreign exchange restrictions, increased tariffs, foreign currency fluctuations and similar risks associated with foreign operations. Approximately 90% and 88% of gross sales for the years ended December 31, 2017 and 2016, respectively, were generated outside the United States. The Company’s Japanese operations contributed approximately 45% and 46% of overall sales for the years ended December 31, 2017 and 2016, respectively. Net property, plant, and equipment relating to the Japanese location constituted approximately 64% and 65% of the Company’s consolidated property, plant, and equipment at December 31, 2017 and 2016, respectively.

The Company purchases fruit and other Noni based raw materials from French Polynesia, but these purchases of materials are from a wide variety of individual suppliers with no single supplier accounting for more than 10% of its raw material purchases during 2017 and 2016. However, as the majority of the raw materials are consolidated and processed at the Company’s plant in Tahiti, the Company could be negatively affected by certain governmental actions or natural disasters if they occurred in that region of the world.

12.
EXECUTIVE DEFERRED COMPENSATION PLAN

The Company’s board of directors implemented an unfunded executive deferred compensation plan in 2009 for select senior management personnel. Under the plan, if certain financial targets are achieved by the Company, the Company is obligated to pay certain cash bonuses. The Company is currently obligated to pay deferred compensation to certain executives during a fixed term of years after retirement from the Company. The Company increased the liability of the executive deferred compensation plan by $8,000 and $189,000 for the years ended December 31, 2017 and 2016, respectively.

13.
ACCUMULATED OTHER COMPREHENSIVE INCOME

The components of accumulated other comprehensive income and related activity as of and for the years ended December 31, 2017 and 2016, are as follows:

			Total
	Defined		Accumulated
	Benefit	Foreign	Other
	Pension	Currency	Comprehensive
	Plans	Gains (Loss)	Income (Loss)
Balance—December 31, 2015	$181,434	$1,403,361	$1,584,795
2016 activity	(27,152)	(681,884)	(709,036)
Balance—December 31, 2016	154,282	721,477	875,759
2017 activity	(10,373)	3,242,884	3,232,511
Balance—December 31, 2017	$143,909	$3,964,361	$4,108,270

During the years ended December 31, 2017 and 2016, there were no amounts reclassified to income.

14.
SUBSEQUENT EVENTS

The Company has performed an evaluation of its subsequent events though June 21, 2018, which is the date the consolidated financial statements were available to be issued.

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